As filed with the Securities and Exchange Commission on October 7, 1997
                                                  Registration No. 333-33147
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------


                                 AMENDMENT NO. 2
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           ---------------------------


                               Sigma Designs, Inc.
             (Exact name of Registrant as specified in its charter)
                           ---------------------------

        CALIFORNIA                      7372                  94-2848099
(State or other jurisdiction     (Primary Standard         (I.R.S. Employer
    of incorporation or       Industrial Classification  Identification Number)
       organization)                Code Number)

                              46501 LANDING PARKWAY
                            FREMONT, CALIFORNIA 94538
                                  (510) 770-0100
(Address,  including zip code,  and telephone  number,  including  area code, of
                   Registrant's principal executive offices)
                           ---------------------------

                                  THINH Q. TRAN
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                               SIGMA DESIGNS, INC.
                              46501 LANDING PARKWAY
                            FREMONT, CALIFORNIA 94538
                                 (510) 770-0100
(Name, address,  including zip code, and telephone number,  including area code, of agent for service)
                           ---------------------------
                                   Copies to:
                               TOR R. BRAHAM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (650) 493-9300
                           ---------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If the only securities being delivered pursuant to this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ---------------------------

                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================================
         Title of Each Class                 Amount             Proposed Maximum            Proposed Maximum          Amount of
          of Securities to                   to be               Offering Price            Aggregate Offering        Registration
            be Registered                  Registered             Per Share(1)                  Price(1)                 Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock no par value............   1,100,000 shares           $4.38                       $4,818,000               $1,460

===================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on August 1, 1997, in accordance with Rule 457(c) under the Securities Act of 1933.

                           ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.





                   SUBJECT TO COMPLETION DATED          , 1997

                                   PROSPECTUS


                                1,100,000 SHARES

                               SIGMA DESIGNS, INC.

                                  COMMON STOCK


         This Prospectus may be used only in connection with the resale, from time to time, of up to 1,100,000 shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Sigma Designs, Inc. ("Sigma" or the "Company"), for the account of the selling shareholders identified below (the "Selling Shareholders"). All of the Shares covered hereby are to be sold by the Selling Shareholders, who originally received the Shares pursuant to a private placement. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The expenses incurred in registering the Shares, including legal and accounting fees, will be paid by the Company.

         The Shares offered hereby may be offered and sold, from time to time, by the Selling Shareholders in one or more transactions (which may involve block transactions) on the Nasdaq National Market (or any exchange on which the Common Stock may then be listed), in the over-the-counter market, in negotiated transactions or otherwise. Sales will be effected at such prices and for such consideration as may be obtainable from time to time. Commission expenses and brokerage fees, if any, will be paid by the Selling Shareholders. See "Plan of Distribution."

         The Company's Common Stock is traded on the Nasdaq National Market under the symbol "SIGM." On August 6, 1997, the last sale price for the Common Stock as reported on the Nasdaq National Market was $4-7/8 per share.

                          ---------------------------

         SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

                          ---------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

                      THE DATE OF THIS PROSPECTUS IS     , 1997

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares covered by this prospectus, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997;
(iii) the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997; (iv) the Company's Proxy Statement relating to the Company's Annual Meeting of Shareholders to be held on June 6, 1997, (v) the Company's Current Report on Form 8-K filed with the Commission on May 6, 1996, and (vi) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 3, 1986, as amended on September 22, 1989.


         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to Carol Kaplan at the Company's principal executive offices at 46501 Landing Parkway, Fremont, California 94538, or by telephone at (510) 770-0100.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 6th day of October 1997.


                                   SIGMA DESIGNS, INC.



                                   By: /s/ Thinh Q. Tran
                                       -----------------------------------------
                                           Thinh Q. Tran
                                           Chairman of the Board,
                                           President and Chief Executive Officer




                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Thinh Q. Tran (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or abbreviated registration statement increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         PURSUANT  TO THE  REQUIREMENTS  OF THE  SECURITIES  ACT OF  1933,  THIS
REGISTRATION  STATEMENT  HAS  BEEN  SIGNED  BY  THE  FOLLOWING  PERSONS  IN  THE
CAPACITIES AND ON THE DATE INDICATED:

              SIGNATURE                                           TITLE                                      DATE


/s/  Thinh Q. Tran                              Chairman of the Board, President and Chief            October 6, 1997
--------------------------------------      Executive Officer (Principal Executive Officer)
     Thinh Q. Tran

*  /s/ Kit Tsui                              Director of Finance, Chief Financial Officer,            October 6, 1997
--------------------------------------     Secretary (Chief Financial and Accounting Officer)
     Kit Tsui

*  /s/ William J. Almon                                      Director                                 October 6, 1997
--------------------------------------
     William J. Almon

*  /s/ William Wang                                          Director                                 October 6, 1997
--------------------------------------
     William Wang

*By: /s/ Thinh Q. Tran                                                                                October 6, 1997
--------------------------------------
     Attorney-in-Fact


                                      II-4